As filed with the Securities and Exchange Commission on August 3, 2015

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	2100	84-1070932
(State or other Jurisdiction of Incorporation of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Holman, President and Chief Executive Officer

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Harris, Esq.

Leah E. Hutton, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

1645 Palm Beach Lakes Blvd., Suite 1200

West Palm Beach, Florida 33401

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.001 par value per share	4,667,652	$0.925	(1)	$4,317,578	(1)	$502

Total	4,667,652	$0.925		$4,317,578		$502

(1)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the registrant’s common stock quoted on the Nasdaq Capital Market on July 31, 2015.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 3, 2015

VAPOR CORP.

PROSPECTUS

4,667,652 Shares of Common Stock

This prospectus relates to the sale of up to 4,667,652 shares of our common stock, including (i) 3,328,569 shares of our common stock presently issued and outstanding, (ii) 991,141 shares of common stock issuable upon exercise of warrants, (iii) 267,624 shares of common stock issuable upon conversion of convertible notes and (iv) 80,318 shares of common stock issuable upon the delivery of restricted stock units, each of which may be offered by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders named on page 9. We will, however, receive proceeds in connection with the exercise of the warrants referred to above.

Our common stock trades on the Nasdaq Stock Market under the symbol “VPCO”. As of July 31, 2015, the closing price of our common stock was $0.87 per share.

The common stock offered in this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying shares of our common stock.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering. The selling shareholders may be deemed underwriters of the shares of our common stock that they are offering within the meaning of the Securities Act of 1933. We will bear all costs, expenses and fees in connection with the registration of these shares.

The selling shareholders are offering these shares of common stock. The selling shareholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling shareholders will receive all proceeds from the sale of the common stock. We will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2015.

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling shareholders are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully including the section entitled “Risk Factors” before making an investment decision. Vapor Corp. is referred to throughout this prospectus as “Vapor,” “the Company,” “we,” “our” or “us.”

Our Company

We operate nine Florida-based vape stores (and expect to open two more in the next three weeks) and are focusing on expanding the number of Company operated stores as well as launching a franchise program. In addition, we design, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vaporTM, Krave®, Fifty-One® (also known as Smoke 51), Vapor X®, Hookah Stix® and Alternacig® brands. We also design and develop private label brands for our distribution customers. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers. “Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.

We offer our vaporizers and e-cigarettes and related products through our vape stores, online, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, and tobacco shops and kiosk locations in shopping malls throughout the United States. Vapor leverages its ability to design, market and develop multiple vaporizer and e-cigarette brands and to bring those brands to market through its multiple distribution channels including the vape stores, online and through retail operations operated by third parties. The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations which were successfully deployed by Vaporin, Inc., a corporation with which we merged in March 2015.

Recent Events

Repayment of Debentures and Outstanding Notes

On July 31, 2015, the Company prepaid the holders of the Company’s debentures, originally scheduled to mature December 22, 2015, in the original principal amount of $1,750,000, plus additional amounts of accrued and unpaid interest, together with the required prepayment premium, for a total payment of $2,209,127.

In addition, the Company is in the process of negotiating the repayment of certain other outstanding debt, including certain convertible notes of which the underlying shares of common stock are registered in this Registration Statement. To the extent the Company repays such convertible notes, the Company will file an amendment to this Registration Statement providing disclosure as to such repayment, updating the number of shares being registered, and updating information about the beneficial ownership of the selling shareholders listed herein.

Recent Securities Offerings

On June 19, 2015, the Company entered into agreements (the “Waivers”), with certain investors in each of its private placement offerings under the Securities Purchase Agreement dated March 3, 2015 and the Securities Purchase Agreement dated November 14, 2014 (together, the “Agreements”). Under the terms of the Waivers, the prior investors agreed to amend the Agreements and waive or modify certain terms including price protection provisions and participation rights in subsequent securities offerings. In exchange, the Company agreed to issue the prior investors a total of 647,902 shares of common stock and 595,686 five-year warrants exercisable at $2.53 per share. In addition, the Company agreed to issue additional shares to the prior investors in the event of certain future lower priced issuances.

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On June 25, 2015, the Company closed on a Securities Purchase Agreement, dated as of June 22, 2015, with certain purchasers pursuant to which the Company sold, at a 5% original issue discount, a total of $1,750,000 convertible debentures (the “Debentures”). Net proceeds to the Company from sale of the Debentures, after payment of commissions and legal fees of the lead investor, were $1,466,250. The Debentures mature December 22, 2015, and accrue interest at 10% per year. Amounts of principal and accrued interest under the Debentures are convertible into common stock of the Company at a price per share of $2.50. For acting as placement agent in the offering of the Debentures, the Company paid Chardan Capital Management, LLC (the “Placement Agent”) a fee equal to 10% of the gross proceeds from the sale of the Debentures, and issued the Placement Agent 70,000 five-year warrants exercisable at $2.50 per share. In addition, the Company agreed to reduce the exercise price of 28,615 warrants held by the Placement Agent to $2.50. As described above, the Company prepaid the Debentures on July 31, 2015.

On July 29, 2015, the Company closed a registered offering of 3,761,657 Units at $11.00 per Unit, for gross proceeds of $41.4 million. Each unit consists of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of $1.24 per share. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). Net proceeds to the Company, after deducting underwriting commissions and estimated offering expenses, were approximately $38.7 million. The Units are listed on The Nasdaq Capital Market under the ticker symbol “VPCOU”. Dawson James Securities, Inc. served as the sole book runner for the offering.

For more information about these securities offerings, please see our Current Reports on Form 8-K filed with the Securities and Exchange Commission, as described under “Incorporation of Certain Information by Reference” below.

Reverse Split

Following approval by the Company’s shareholders, the Company filed an amendment to its Certificate of Incorporation, effective July 8, 2015, to effectuate a one-for-five reverse stock split and to increase its authorized common stock to 150,000,000 shares of common stock. All numbers in this prospectus give effect to such reverse split.

Our Corporate Information

The Company was originally incorporated under the name Consolidated Mining International, Inc. in 1985. On November 5, 2009, the Company acquired Smoke Anywhere USA, Inc., a distributor of electronic cigarettes, in a reverse triangular merger. On January 7, 2010, the Company changed its name to Vapor Corp. The Company reincorporated in the State of Delaware from the State of Nevada effective on December 31, 2013. On March 3, 2015, the Company merged with Vaporin, Inc., a Delaware corporation, and was the surviving and controlling entity.

Our executive offices are located at 3001 Griffin Road, Dania Beach, Florida 33312, and our telephone number is (888) 766-5351. Our website is located at www.vapor-corp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

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THE OFFERING

Common stock outstanding prior to the offering:	8,413,796

Common stock offered by the selling shareholders:	4,667,652 shares (1)

Common stock outstanding immediately following the offering:	11,551,555 shares (2)

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders but will receive proceeds from the exercise of the warrants if the warrants are exercised, which proceeds will be used for working capital and general corporate purposes.

Risk Factors:	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Stock Symbol:	Nasdaq: VPCO

(1) Except for 991,141 shares underlying warrants, 267,624 shares underlying convertible notes, 80,318 shares issuable upon delivery of restricted stock units, and 1,798,676 shares, the issuance of which is dependent upon shareholder approval, all of the shares offered under this prospectus have been issued and are outstanding.

(2) The number of shares of common stock to be outstanding after this offering excludes:

●	248,567 shares of common stock issuable upon the exercise of outstanding stock options;

●	549,169 shares of common stock issuable upon the exercise of outstanding warrants, not including the shares underlying warrants registered herein;

●	91,053 shares of common stock issuable upon the conversion of principal amounts of convertible notes and additional shares issuable on the conversion of accrued interest, including the shares issuable upon conversion of the notes registered herein;

●	37,616,570 shares of common stock issuable upon the full conversion of our Series A Convertible Preferred Stock and up to 75,233,140 shares of common stock issuable upon the full exercise of our Series A Warrants, assuming the warrants are exercised for cash; and

●	1,880,829 shares of common stock issuable upon the full conversion of our Series A Convertible Preferred Stock and up to 3,761,657 shares of common stock upon the full exercise of the Series A Warrants, assuming the warrants are exercised for cash, included in the unit purchase option issued to the representative of the underwriters in connection with our registered offering that closed July 29, 2015.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

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The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing the common stock offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

In connection with registration rights agreements with the selling shareholders, we are registering 4,667,652 shares of our common stock, including (i) 3,328,569 shares of our common stock presently issued and outstanding, (ii) 991,141 shares of common stock issuable upon exercise of warrants, (iii) 267,624 shares of common stock issuable upon conversion of convertible notes and (iv) 80,318 shares of common stock issuable upon the delivery of restricted stock units, each of which may be offered by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus. We will, however, receive proceeds from the exercise of warrants which will be used for working capital and general corporate purposes.

SELLING SHAREHOLDERS

The following table provides information about each selling shareholder listing how many shares of our common stock they own on the date of this prospectus, how many shares are offered for sale by this prospectus, and the number and percentage of outstanding shares each selling shareholder will own after the offering assuming all shares covered by this prospectus are sold. Each of Alpha Capital Anstalt, Mr. Barry Honig and Mr. Michael Brauser have been beneficial owners of over 5% of our outstanding common stock at one time during the past three years. In addition, Mr. Greg Brauser is presently serving as an executive officer of the Company and Messrs. Scott Frohman, Brandon Bal, and Jamie Polina are present employees of the Company. Other than these individuals, none of the selling shareholders have had any position, office, or material relationship with us or our affiliates within the past three years. The information concerning beneficial ownership has been taken from our stock transfer records and information provided by the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

We do not know when or in what amounts a selling shareholder may offer shares for sale. The selling shareholders may not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the selling shareholder.

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Unless otherwise indicated, the selling shareholders have sole voting and investment power with respect to their shares of common stock. The information contained in the table below is based upon information contained in transfer agent records and/or information provided to us by the selling shareholders, and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The number of shares outstanding, and the percentages of beneficial ownership, post-offering are based on 11,551,555 shares of our common stock issued and outstanding as of the conclusion of the offering, which assumes exercise of all warrants, conversion of all convertible notes, and delivery of all restricted stock units for which, in each case, underlying shares are registered herein. In addition, shares outstanding post-offering assumes that all shares, the issuance of which is contingent on shareholder approval, will have been issued. For the purposes of the following table, the number of shares of common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares which that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

Name	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Alpha Capital Anstalt (1)	668,330	1,266,954	322,864	2.7%

Michael Brauser (2)	419,848	405,632	297,724	2.6%

John W. Fitzgerald (3)	39,281	40,563	17,649	*

Darren Goodrich, Inc. 401K PST (4)	32,718	45,025	8,705	*

Frost Gamma Investments Trust (5)	368,405	202,816	260,238	2.2%

Heller Family Foundation Inc. (6)	196,402	202,816	88,235	*

Barry Honig (7)	419,848	741,364	192,584	1.7%

Horberg Enterprises Limited Partnership (8)	153,851	121,689	88,952	*

Marlin Capital Investments, LLC (9)	26,233	36,101	6,981	*

Melechdavid Inc. (10)	117,840	121,689	52,941	*

Richard Molinsky (11)	30,954	20,281	20,139	*

Palladium Capital Advisors, LLC (12)	206,336	283,942	54,903	*

Sandor Capital Master Fund (13)	281,565	202,815	173,398	1.5%

Stuart Smith (14)	117,840	121,689	52,941	*

Daniel Waldman (15)	20,394	21,060	9,164	*

Brio Capital Master Fund (16)	130,883	206,604	0	0%

Point Capital, Inc. (17)	65,441	103,302	0	0%

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Southern Biotech, Inc. (18)	81,802	129,127	0	0%

Delaware Street Capital Master Fund, LP (19)	20,370	20,370	0	0%

Christopher Weidling (20)	4,074	4,074	0	0%

Scott Frohman (21)	83,087	83,087	0	0%

Birchtree Capital, LLC (22)	83,087	83,087	0	0%

GRQ Consultants, Inc. (23)	83,087	83,087	0	0%

Gregory Brauser (24)	210,524	83,087	162,056	1.4%

Brandon Bal (25)	19,386	33,235	0	0.0%

Jamie Polina (26)	2,422	4,154	0	0.0%

*	Less than 1%.

(1)	Alpha Capital: Securities to be offered includes 97,272 shares of common stock underlying convertible notes (including interest accruable through maturity), and 233,330 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares (i) issuable only upon shareholder approval and (2) that cannot be acquired within 60 days due to a 4.99% blocker, but such shares are included in the number of securities to be offered. Address is Lettstrasse 32, P.O. Box 1212, FL-9490, Vaduz Furstentum Liechtenstein c/o LH Financial Services Corp., 510 Madison Avenue, Ste 1400, New York, NY 10022.

(2)	M. Brauser: Securities to be offered includes 73,690 shares of common stock issuable upon exercise of warrants. Mr. Brauser, through entities of which he is trustee, also claims beneficial ownership of the securities held by Birchtree Capital, LLC and 50% of the securities held by Marlin Capital Investments, LLC. Pre-offering beneficial ownership does not include certain shares (i) issuable only upon shareholder approval and (2) that cannot be acquired within 60 days due to a 4.99% blocker, but such shares are included in the number of securities to be offered. Address is 4400 Biscayne Blvd., Suite 850, Miami, FL 33137.

(3)	Fitzgerald: Securities to be offered includes 7,370 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 10100 88th Avenue, Pleasant Prairie, WI 53158.

(4)	Goodrich: Securities to be offered includes 8,180 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 225 John Street, Manhattan Beach, CA 90266.

(5)	Frost Gamma: Securities to be offered includes 36,845 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. All securities shown are held by Frost Gamma Investments Trust, of which Phillip Frost M.D., is the trustee. Frost Gamma L.P. is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma L.P. The general partner of Frost Gamma L.P. is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein and this disclosure shall not be deemed an admission that Dr. Frost is the beneficial owner of these securities for purposes of Section 16 or for any other purpose. Address is 4400 Biscayne Blvd., Miami, FL 33137.

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(6)	Heller Family: Securities to be offered includes 36,845 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Mr. Ronald Heller, the trustee of Heller Family Foundation, Inc., has voting and dispositive power over the securities reported. Address is 700 East Palisades Avenue, Englewood Cliffs, NJ 07632.

(7)	Honig: Securities to be offered includes 63,227 shares of common stock underlying convertible notes (including interest accruable through maturity), and 321,689 shares of common stock issuable upon exercise of warrants. Mr. Honig, through entities of which he is trustee, also claims beneficial ownership of the securities held by Southern Biotech, Inc. and GRQ Consultants, Inc. and 50% of the securities held by Marlin Capital Investments, LLC. Pre-offering beneficial ownership does not include certain shares (i) issuable only upon shareholder approval and (2) that cannot be acquired within 60 days due to a 4.99% blocker, but such shares are included in the number of securities to be offered. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(8)	Horberg Enterprises: Securities to be offered includes 22,107 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval but such shares are included in the number of securities to be offered. Address is 289 Prospect Avenue, Highland Park, IL 60035.

(9)	Marlin Capital: Securities to be offered includes 6,558 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Michael Brauser and Barry Honig, through entities of which they are trustees, each claim beneficial ownership over 50% of the securities held by Marlin Capital. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(10)	Melechdavid: Securities to be offered includes 22,107 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Mr. Mark Groussman has voting and dispositive power over the securities reported. Address is 5154 La Gorce Drive, Miami Beach, FL 33140.

(11)	Molinsky: Securities to be offered includes 3,684 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 51 Lord’s Hwy East, Weston, CT 06883.

(12)	Palladium Capital: Securities to be offered includes 51,583 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 230 Park Avenue, #539, New York, NY 10169.

(13)	Sandor Capital: Securities to be offered includes 36,845 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Mr. John S. Lemak has voting and dispositive power over the securities reported. Address is 2828 Routh Street, Suite 500, Dallas, TX 75201.

(14)	Smith: Securities to be offered includes 22,107 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 100 South Pointe Drive #3304, Miami Beach, FL 33139.

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(15)	Waldman: Securities to be offered includes 3,827 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 100 Riverside Drive, Apt.9D, New York, NY 10024.

(16)	Brio Capital: Securities to be offered includes 38,909 shares of common stock underlying convertible notes (including interest accruable through maturity), and 49,117 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401 W, Rockville Centre, NY 11570-4800.

(17)	Point Capital: Securities to be offered includes 19,454 shares of common stock underlying convertible notes (including interest accruable through maturity), and 24,559 shares of common stock issuable upon exercise of warrants. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 285 Grand Avenue, Building 52nd Floor, Englewood, NJ 07631.

(18)	Southern Biotech: Securities to be offered includes 24,318 shares of common stock underlying convertible notes (including interest accruable through maturity), and 30,698 shares of common stock issuable upon exercise of warrants. Mr. Barry Honig, through entities of which he is trustee, claims beneficial ownership of these securities. Pre-offering beneficial ownership does not include certain shares issuable only upon shareholder approval, but such shares are included in the number of securities to be offered. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(19)	Delaware Street: Securities to be offered includes 20,370 shares of common stock underlying convertible notes (including interest accruable through maturity). Address is 900 N. Michigan Avenue, Ste 1600, Chicago, IL 60611.

(20)	Weidling: Securities to be offered includes 4,074 shares of common stock underlying convertible notes (including interest accruable through maturity). Address is 327 E. 101st St. #7E New York, NY 10029.

(21)	Frohman: Address is c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.

(22)	Birchtree Capital: Mr. Michael Brauser claims beneficial ownership over these securities. Address is 4400 Biscayne Blvd., Suite 850, Miami, FL 33137.

(23)	GRQ Consultants: Mr. Barry Honig claims beneficial ownership over these securities. Address is 555 S. Federal Hwy #450, Boca Raton, FL 33433.

(24)	G. Brauser: Securities to be offered includes 34,619 shares of common stock underlying undelivered restricted stock units. Pre-offering beneficial ownership does not include shares underlying undelivered restricted stock units, but such shares are included in the number of securities to be offered. Address is c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.

(25)	Bal: Securities to be offered includes 13,849 shares of common stock underlying undelivered restricted stock units. Pre-offering beneficial ownership does not include shares underlying undelivered restricted stock units, but such shares are included in the number of securities to be offered. Address is c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.

(26)	Polina: Securities to be offered includes 1,732 shares of common stock underlying undelivered restricted stock units. Pre-offering beneficial ownership does not include shares underlying undelivered restricted stock units, but such shares are included in the number of securities to be offered. Address is c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.

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DESCRIPTION OF SECURITIES

We are authorized to issue 150,000,000 of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors.

Series A Convertible Preferred Stock

In connection with our registered offering which closed July 29, 2015, we issued 3,761,657 Units, each Unit consisting of one-fourth of a share of Series A Convertible Preferred Stock and Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will separate from the warrants and be convertible into 10 shares of common stock upon the separation of the Units. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). The Series A Convertible Preferred Stock will not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% of the common stock of the Company as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder. Each share of Series A Convertible Preferred Stock shall be automatically converted into shares of common stock in the event of a change of control and certain other major transactions.

With certain limited exceptions, the Series A Convertible Preferred Stock has no voting rights. With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series A Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Convertible Preferred Stock. As such, the Series A Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments. The Series A Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series A Convertible Preferred Stock.

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For a description of how issuances of additional shares of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

Dividends

We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

Transfer Agent

We have appointed Equity Stock Transfer, as our transfer and warrant agent. Their contact information is: 237 West 37th Street, Suite 601, New York, New York 10018, phone number (917) 746-4595, facsimile (347) 584-3644.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporations Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). The Vapor Certificate of Incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to Vapor.

Issuance of “blank check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

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Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.

Shareholder Action by Written Consent

Our Bylaws provide for action by our shareholders without a meeting with the written consent of shareholders holding the number of shares necessary to approve such action if it were taken at a meeting of shareholders.

Special Shareholder Meetings

Under our Bylaws, the Chairperson of our Board, our Chief Executive Officer and a majority of the number of total authorized directors (without regard to vacancies) may call a special meeting of shareholders. In addition, a special meeting may be called by the shareholders of the Company holding at least one-fourth of all shares entitled to vote at a meeting of shareholders. Our Bylaws establish that no business may be transacted at a special meeting otherwise than as specified in the notice of meeting provided in advance to shareholders, which must be delivered to shareholders between 10 and 60 days prior to the special meeting.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., West Palm Beach, Florida.

EXPERTS

The consolidated financial statements of Vapor Corp. incorporated by reference in this prospectus and registration statement as of and for the years ended December 31, 2014 and 2013 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2015;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Commission on May 15, 2015;

●	Our Current Reports on Form 8-K as filed with the Commission on January 26, 2015, January 28, 2015, February 3, 2015, February 26, 2015, March 5, 2015 (as amended by the Form 8-K/A filed May 20, 2015), March 24, 2015, April 2, 2015, April 23, 2015, May 26, 2015, June 9, 2015, June 25, 2015, and July 7, 2015;

●	The description of our Common Stock contained in our Registration Statement on Form S-4 filed with the Commission on January 14, 2015, including any amendment or report filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon oral or written request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request such information by writing to the Company at 3001 Griffin Road, Dania Beach, Florida 33312, Attention: Corporate Secretary, or by contacting us at (561) 366-1249.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$502
Printing expenses	$200
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Miscellaneous	$1,500
Total	$17,502

Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), which the Registrant is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 10 of the Registrant’s Certificate of Incorporation and Section 7 of the Registrant’s Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

The Registrant carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to the Registrant and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

4.1	Form of Common Stock Certificate (1)

5.1*	Opinion of Nason, Yeager, Gerson, White & Lioce, P.A.

23.1*	Consent of Marcum LLP

23.2*	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (included in Exhibit 5.1)

* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2013.

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Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dania Beach, State of Florida, on this 3rd day of August, 2015.

Vapor Corp. (Registrant)

By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jeffrey Holman	Chief Executive Officer and Director	August 3, 2015
Jeffrey Holman	(Principal Executive Officer)

/s/ James Martin	Chief Financial Officer	August 3, 2015
James Martin	(Principal Financial Officer and Accounting Officer)

/s/ Gregory Brauser		August 3, 2015
Gregory Brauser	Director

/s/ William Conway III		August 3, 2015
William Conway III	Director

/s/ Daniel MacLachlan		August 3, 2015
Daniel MacLachlan	Director

Nikhil Raman	Director

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